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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                               SEPTEMBER 18, 2003
              ---------------------------------------------------
                Date of Report (Date of earliest event reported)


                                  GARTNER, INC.
           ---------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)
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


               DELAWARE                             1-14443                          04-3099750
---------------------------------------    --------------------------    ------------------------------------
   (State or Other Jurisdiction of           (Commission File No.)        (IRS Employer Identification No.)
            Incorporation)

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                        P.O. BOX 10212
                      56 TOP GALLANT ROAD
                    STAMFORD, CT 06902-7747
----------------------------------------------------------------
 (Address of Principal Executive Offices, Including Zip Code)


                     (203) 316-1111
---------------------------------------------------------
  (Registrant's telephone number, including area code)




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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(C)      EXHIBITS

EXHIBIT NO.                DESCRIPTION
-----------------------    -----------------------------------------------------
99.1                       Press Release issued September 19, 2003 (solely
                           furnished and not filed herewith pursuant to Item 9).

99.2 Reconciliation of free cash flow to Cash Provided by Operating Activities (solely furnished and not filed herewith pursuant to Item 9).


ITEM 9.   REGULATION FD DISCLOSURE

         On September 18, 2003, Gartner, Inc. ("Gartner") received notice from holders holding $300 million of original aggregate principal amount of 6% convertible subordinated notes of their decision to convert 100% of the outstanding notes into approximately 49 million shares of Gartner's Class A Common Stock.

         On September 19, 2003, Gartner issued a press release regarding the decision to convert. A copy of such press release is furnished (not filed) as
Exhibit 99.1 hereto, and a reconciliation of certain non-GAAP financial measures presented therein is furnished (not filed) as Exhibit 99.2 hereto. The information in Exhibits 99.1 and 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GARTNER, Inc.

Date: September 19, 2003         By:     /s/ Michael D. Fleisher
                                         --------------------------
                                         Michael D. Fleisher
                                         Chief Executive Officer




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                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------------------    -----------------------------------------------------
99.1                       Press Release issued September 19, 2003 (solely
                           furnished and not filed herewith pursuant to Item 9).
99.2                       Reconciliation of free cash flow to Cash Provided by
                           Operating Activities (solely furnished and not filed herewith pursuant to Item 9).